Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Turtle Beach Corporation
San Diego, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (File No. 333-188389 and File No. 333-173017) and Form S-8 (File No. 333-171838, File No. 333-181653, File No. 333-188390 and File No. 333-193982) of Turtle Beach Corporation of our report dated March 6, 2018, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP
New York, New York

March 6, 2018